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                                EXHIBIT (10)J.
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[Franklin State Logo]

                      RESOLUTION ESTABLISHING A RETIREMENT
                         PROGRAM FOR OUTSIDE DIRECTORS
                             OF FRANKLIN STATE BANK

        BE IT RESOLVED by the Board of Directors of Franklin State Bank that a Retirement Program be and is hereby established for present and future outside directors of Franklin State Bank (Bank) under the following terms and conditions:

        1. Any director who is not a full time officer or employee of the Bank at the time of retirement from the Board of Directors, shall be considered an outside director and be eligible under the Retirement Program subject to the service and age requirements hereinafter set forth.

        2. To receive the benefits of this program, a Director must have served as a member of the Board of Directors for a cumulative period of not less than 10 years, subject to the modification hereinafter set forth in the provisions pertaining to change of control, and subject further to the provision that all directors in office at the date of adoption of this resolution and program shall be considered as having served for the maximum period of 20 years and shall be fully vested for retirement and death benefits in the amount of $100,000.

        3. A director must have retired and attained the age of 65 years before he can commence receiving the retirement benefits hereinafter set forth, and shall receive such benefits whether or not he is still a member of the board at the time he attains the age of 65 years, if he has theretofore satisfied the service requirement and his rights have thereby become vested.
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        4. Retirement benefits shall be calculated on the basis of $5,000 for ever year of service on the Board of Directors, to a maximum of 20 years, the total sum to be calculated and divided into 10 equal amounts payable annually commencing on the anniversary date of retirement or the 65th birthday, whichever is later.

        5. A death benefit equal to the maximum retirement benefit of $100,000 shall be paid in a lump sum to the designated beneficiary or estate of any Director, whether or not the Director was eligible for a retirement benefit at the time of his death. In the event of death during the 10 year period following retirement and commencement and payment of the annual benefits, the beneficiary or the estate shall be paid the balance of the retirement benefit constituting the difference between the amount of benefits received to date of death subtracted from the total retirement benefits of the Director.

        6. In the event of a "change of control" of the ownership of the Bank, or its parent company, Franklin Bancorp (Bancorp), all outside Directors will be immediately eligible and may then, or any time thereafter, elect to receive a lump sum payment of the maximum retirement benefit of $100,000, whether or not they were otherwise eligible for a retirement benefit at the time of a change of control. "Change of Control", as to both Bank and Bancorp, for the purposes of this program, shall be deemed to have occurred if:


        a) Any individual, corporation or firm becomes the beneficial owner of 20% or more of the outstanding common stock of Bancorp, other than pursuant to a sale from Bancorp, its Officers or Directors, approved by a majority of its Board of Directors; or

        b) Pursuant to any arrangement or understanding with any person acquiring beneficial ownership of 5% or more, or making a tender offer for beneficial ownership of 5% or more, of the outstanding common stock of Bancorp, whereby any persons are elected or designated as directors of Bancorp, otherwise than at a meeting of security holders, and the persons so elected or designated constitute a majority of the Board; or

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                                                                [Franklin Logo]

        c) In any solicitation of proxies from the security holders of Bancorp, proxies are solicited by or on behalf of anyone other than the Board and, upon the conclusion of such solicitation, a number of directors of Bancorp equal to one-half of the entire Board who were in office prior to such solicitation are not longer in office; or

        d) Either Bank or Bancorp is merged or consolidated with any other bank or corporation without approval of the Board of Directors of Bancorp; or

        e)      The Bank is dissolved or liquidated.

        7. A director shall agree in writing to abide by the following stipulations during the period in which the retirement benefit is being paid:

        a) A retired Director will not directly or indirectly have an interest in, or be associated with, in any capacity (whether as officer, director, stockholder of more that 2% of the outstanding shares, partner, associate, employee, consultant, owner, or otherwise) of any corporation, firm or enterprise carrying on a business competitive with that of the Bank in its geographical trade area, other than with written approval of the Bank.

        b) A retired Director will not disclose, inadvertently or otherwise, any confidential information concerning the Bank's operations, future plans or methods of doing business.

        c) A retired Director will not solicit employees of the Bank for the purpose of obtaining confidential information or securing their employment elsewhere.

        d) A retired Director will provide reasonable advisory and consulting services as requested by the Bank from time to time.


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                                                                [FRANKLIN LOGO]

         8. A copy of this Resolution shall be given to all present and future Directors of the Bank and upon the signing of a copy of the same by each director, acknowledging receipt and agreeing to the terms and conditions herein set forth, this resolution shall constitute a binding contract by and between the director and Franklin State Bank, its successors and assigns.